Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to registration statement No. 333-234174 on Form S-1, of 89bio, Inc. of our report dated September 19, 2019 (October 28, 2019 as to the retroactive effect of the reverse stock split and the Reorganization as described in Note 2 and Note 4, respectively) on our audit of the financial statement of 89Bio Inc. as of June 28, 2019, and the reference to us under the caption “Experts.”

/s/ Brightman Almagor Zohar & Co.

A Firm in the Deloitte Global Network

Tel Aviv, Israel

October 28, 2019